EXHIBIT 10.1



                           UNIGENE LABORATORIES, INC.

                              110 Little Falls Road

                           Fairfield, New Jersey 07004



Fusion Capital Fund II, LLC                                 November 1, 2001
222 Merchandise Mart Plaza, Suite 9-112
Chicago, Illinois  60654

RE:  Unigene Laboratories, INC.

Gentlemen:

               This letter is being delivered to confirm our understanding with respect to certain matters under that certain Common Stock Purchase Agreement, dated as of May 09, 2001 (the "Purchase Agreement"), by and between UNIGENE LABORATORIES, INC., a Delaware corporation (the "Company") and FUSION CAPITAL FUND II, LLC ("Fusion"), with respect to the purchase by Fusion of up to $21,000,000 of common stock of the Company. All capitalized terms used in this letter that are not defined in this letter shall have the meanings set forth in the Purchase Agreement. The Company and Fusion agree as follows:

               Section 10(l) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

               "(l) "Principal Market" means The Nasdaq OTC/ Bulletin Board market, provided, however, that in the event the Company's Common Stock is ever listed for trading on the Nasdaq National Market, Nasdaq SmallCap Market or the American Stock Exchange, then the "Principal Market" shall mean such other market on which the Company's Common Stock is then listed.


                                                UNIGENE LABORATORIES, INC.

                                                By:     /s/ Warren P. Levy
                                                        -------------------
                                                Name:   Warren P. Levy
                                                Title:  President

ACKNOWLEDGED AND AGREED:
FUSION CAPITAL FUND II, LLC

By: /s/ Steven G. Martin
    --------------------
    Steven G. Martin
    A Managing Member